CONSULTING AGREEMENT

THIS AGREEMENT made and dated for reference the 22 day of August 2005.

BETWEEN:

ABERDENE MINES LTD., of 101 Convention Center, Suite 700, Las Vegas, Nevada 89109

(the "Company")

AND:

CARLO CIVEILI, of Clarion Finanz AG, Gerbergasse 5, P.O. Box 7427, CH-8023 Zurich, Switzerland

(the "Consultant")

WHEREAS:

The Company will require, from time to time, the advice and guidance of an experienced European financial consultant, and the Consultant is qualified and willing to lend assistance to the Company in this regard.

NOW THEREFORE THE PARTIES AGREE:

The Company hereby retains the services of the Consultant upon the following terms and conditions, which the Consultant and the Company hereby accept, namely:

1. The Consultant hereby agrees to provide consulting services with respect to corporate finance, accessing European financial markets, developments within the mining industry, and corporate governance (collectively, the "Services") as and when requested by the Company. The Consultant will also perform additional services that are requested by the Company from time to time, and accepted by the Consultant.

2. The Consultant also serve on the Advisory Board of the Company, and the Consultant hereby accepts such appointment.

3. The Consultant will perform the Services in an efficient, competent, timely and professional manner and provide the standard of care, skill and diligence normally provided by competent professionals in the performance of services similar to those contemplated by this Agreement.

4. The Consultant acknowledges that the Company conducts its business in foreign countries and representatives of the Consultant may be required to travel to various countries to perform the Services.

5. The appointment shall be for an initial term of one (1) year commencing on the 1st day of September 2005, and shall be automatically renewed for further one year terms unless terminated as hereinafter provided.

6. The remuneration of the Consultant for the Services to be provided to the Company during the term of this Agreement shall consist of the grant of 250,000 options under the Company's incentive stock option plan, which shall have a term of 5 years from the date of the grant, and shall be exercisable for at the market price at the time such options are granted .

7. The Consultant shall be reimbursed for all reasonable travel and other expenses actually and properly incurred in connection with its duties hereunder and for all such expenses it shall furnish statements and receipts to the Chief Financial Officer of the Company.

8. The parties agree that this is a contract for the provision of consulting services where the Consultant is acting as an independent contractor and which is not intended to create an employer and employee relationship.

9. The Consultant will be responsible for making any and all remittances required by law or with respect to taxation, unemployment insurance, worker's compensation, pension contributions or any other matters.

10. The Consultant shall well and faithfully serve the Company, and use his best efforts to promote the interests thereof, and shall not disclose the private affairs of the Company, or any secret of the Company, to any person other than the directors and officers of the Company, and shall not use for its own purposes, or for any purposes other than those of the Company, any information it may acquire with respect to the Company's affairs.

11. All information made available to the Consultant by the Company and all information created by the Consultant for the Company (collectively the "Information") will be for the exclusive benefit of the Company and remain the proprietary asset of the Company. The Consultant will keep and ensure that all Information will remain confidential and will not disclose the same to any third party. Notwithstanding the expiry or termination of this Agreement, this provision will continue in full force and effect until the earlier of the date on which the Information becomes in the public domain (other than by breach of this Agreement) or for a period of two (2) years.

12. The Consultant will not, during the term of this Agreement and for a period of two (2) years thereafter, acquire any interest, direct or indirect, through associates or affiliates, in any exploration concessions, mining claims, leases, mining rights, interests in land, fee lands, surface rights or water rights within ten (10) kilometers of any property in which the Company has an interest in at the time of execution of, or acquires during the terms of this Agreement without the Company's prior written consent. Any interest acquired in violation of this paragraph will, at the Company's request and at no cost to the Company, be conveyed to the Company.

13. On the condition that the Consultant properly performs its duties hereunder in good faith, the Company agrees to indemnify and save harmless the Consultant and its

representatives from and against any and all liability arising from the performance of the terms of this Agreement.

14. This Agreement embodies the entire agreement of the parties with respect to the matters contained herein, and supersedes all previous agreements between the parties. No other agreement, representation or warranty shall be deemed to exist except as set forth in this Agreement. Without limiting the generality of the foregoing this Agreement supersedes and replaces all previous agreements between the parties or their affiliates.

15. This Agreement shall enure to the benefit of and be binding on the parties hereto and their heirs, executors, administrators or successors.

16. This Agreement may only be amended by further written agreement executed and delivered by all of the parties or their agents. Except as otherwise provided, no waiver or consent by a party to any breach or default by any other party will be effective unless evidenced in writing, executed and delivered by the party so waiving or consenting and no waiver or consent effectively given as aforesaid will operate as a waiver of or consent to any further or other breach or default in relation to the same or any other provision of this Agreement.

17. The Company and the Consultant hereby confirm that they have been advised and given the opportunity to seek independent legal advice with respect to their respective rights and obligations under this Agreement.

18. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstances is deemed to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such term, covenant or condition to a party or circumstances other than those to which it is held invalid or unenforceable will not be affected thereby and each remaining term, covenant or condition of this Agreement will be enforceable to the fullest extent permitted by law.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of and from the date first written above.

ABERDENE MINES LTD.

By: ______________________
Authorized Signatory

____
CARLO CIVELLI